Contact:

Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.	January 30, 2013
Phone: 408-736-6900 x168

AFOP REPORTS RECORD ANNUAL SALES AND PROFITS IN 2012
WITH GROWTH GUIDANCE FOR Q1, 2013

Sunnyvale, CA – January 30, 2013 - Alliance Fiber Optic Products, Inc. (Nasdaq CM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the fourth quarter and year ended December 31, 2012.

Revenues for the fourth quarter of 2012 totaled $12,159,000, a 20% increase from revenues of $10,137,000 reported in the fourth quarter of 2011, and a 2% decrease from revenues of $12,390,000 reported in the previous quarter. The Company recorded net income for the fourth quarter of 2012 of $5,597,000, or $0.64 per share based on 8.7 million shares outstanding, compared to $707,000, or $0.08 per share based on 8.9 million shares outstanding for the fourth quarter of 2011. This compares to net income for the third quarter of 2012 of $1,892,000, or $0.22 per share based on 8.8 million shares outstanding. Included in net income for the fourth quarter was a one-time tax benefit of $3.7 million. Excluding this tax benefit, earnings were $0.22 per share.

Revenues for fiscal year 2012 were $46,611,000, an 11% increase from revenues of $42,020,000 reported in the previous fiscal year. Operating income for the year ended December 31, 2012 was $5,729,000, compared with $3,814,000 for the year ended December 31, 2011. The Company recorded a net profit for fiscal year 2012 of $9,641,000, or $1.10 per share based on 8.8 million shares outstanding. This compares with a net profit of $4,431,000, or $0.50 per share for the year ended December 31, 2011. Included in net income for fiscal year 2012 was the one-time tax benefit of $3.7 million. Excluding this tax benefit, earnings were $0.68 per share.

Included in expenses were stock-based compensation amounts of $280,000 for the quarter ended December 31, 2012, $268,000 for the quarter ended September 30, 2012 and $249,000 for the quarter ended December 31, 2011. Included in expenses for the year ended December 31, 2012 was $1,066,000 of stock-based compensation charges, compared with $762,000 of stock-based compensation charges for the year ended December 31, 2011.

“Fiscal year 2012 represented another growth milestone for AFOP,” commented Peter Chang, President and Chief Executive Officer. “With sequential growth in most of quarters, 2012 overall revenues grew 11% to new record annual sales for the Company.

With our operational efficiency improvements, gross margin remained around 35% in the last two quarters and our annual gross margin improved from 32% in 2011 to over 34% as a result. Operating profits and net profits also improved from the comparable quarter of 2011 and fiscal year 2011 levels. In addition, with the declaration of the special and annual dividends, and the stock buy-back program, AFOP shareholder value has improved, while our cash and short-term and long-term investments remained strong.”

“With the progress we made serving our customers, extending our product technology and improving our operations in 2012, and the customer demand to grow our company in the fiber optic industry, we expect revenues in the first quarter of 2013 to increase on a year over year basis. With this strong beginning, we are excited with the prospects for record revenues and higher profits in this coming year.” concluded Mr. Chang.

Conference Call
Management will host a conference call at 1:30 p.m. (Pacific) on January 30, 2013 to discuss AFOP’s fourth quarter and fiscal year 2012 financial results. Please call 877-675-3572 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 86926429. AFOP will also provide a live webcast of its fourth quarter and fiscal year 2012 conference call at AFOP’s website: www.afop.com. The webcast replay will be available on AFOP’s website 90 minutes after the live conference call.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue levels and profits and the time periods thereof are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, trends in demand for bandwith, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers, our ability to ramp new products into volume production, the mix of products sold and product pricing, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity and demand for bandwith, the success of cost control initiatives, our ability to obtain and maintain operational efficiencies, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's quarterly report on Form 10-Q for the quarter ended September 30, 2012. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Dec. 31,	Dec. 31,
	2012	2011
ASSETS
Current assets:
Cash and short-term investments	$33,275	$39,588
Accounts receivable, net	8,046	6,630
Inventories	6,933	6,763
Deferred tax asset	1,234	-
Other current assets	1,166	714
Total current assets	50,654	53,695

Long-term investments	10,274	10,098
Property and equipment, net	7,708	7,718
Deferred tax asset	2,468	-
Other assets	249	162
Total assets	$71,353	$71,673

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,591	$3,647
Accrued expenses and other current liabilities	4,115	3,721
Total current liabilities	10,706	7,368
Long-term liabilities	616	691
Total liabilities	11,322	8,059
Stockholders' equity	60,031	63,614
Total liabilities and stockholders' equity	$71,353	$71,673

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2011	2012	2011
Revenues	$12,159	$12,390	$10,137	$46,611	$42,020

Cost of revenues	7,929	7,979	6,998	30,617	28,578
Gross profit	4,230	4,411	3,139	15,994	13,442

Operating expenses:
Research and development	831	819	825	3,298	3,181
Sales and marketing	652	614	595	2,606	2,306
General and administrative	1,085	1,079	1,046	4,361	4,141
Total operating expenses	2,568	2,512	2,466	10,265	9,628

Income from operations	1,662	1,899	673	5,729	3,814
Interest and other income, net	223	194	101	727	553
Income before benefit (provision) for income taxes	$1,885	$2,093	$774	$6,456	$4,367

Benefit (provision) for income taxes	3,712	(201)	(67)	3,185	64
Net income	$5,597	$1,892	$707	$9,641	$4,431

Net income per share
Basic	$0.64	$0.22	$0.08	$1.10	$0.50
Diluted	$0.63	$0.21	$0.08	$1.08	$0.49

Weighted average shares outstanding
Basic	8,736	8,790	8,910	8,798	8,867
Diluted	8,935	8,988	9,081	8,931	9,109

Included in costs and expenses above:
Stock based compensation charges
Cost of revenue	$33	$28	$25	$119	$99
Research and development	33	32	27	125	75
Sales and marketing	67	65	60	255	177
General and administrative	147	143	137	567	411
Total	$280	$268	$249	$1,066	$762